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                                                                     EXHIBIT 9


                                                                       ORIGINAL












                               ULTRA PAC, INC.

                           1997 STOCK OPTION PLAN



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                               ULTRA PAC, INC.
                           1997 STOCK OPTION PLAN

                              TABLE OF CONTENTS

1.)  PURPOSES...............................................................1
2.)  DEFINITIONS............................................................1
3.)  OPTION STOCK AVAILABLE UNDER PLAN......................................3
4.)  ADMINISTRATION.........................................................3
5.)  ELIGIBILITY FOR INCENTIVE STOCK OPTIONS................................3
6.)  ELIGIBILITY FOR NON-QUALIFIED STOCK OPTIONS............................4
7.)  TERMS AND CONDITIONS OF OPTIONS........................................4
       (a) Number of Shares and Option Price................................4
       (b) Time and Manner of Exercise of Option............................4
       (c) Termination of Employment, Except Death or Disability............5
       (d) Death or Disability of Optionee..................................5
       (e) Manner of Exercise of Options....................................6
       (f) Option Certificate...............................................6
       (g) Delivery of Certificate..........................................6
       (h) Other Provisions.................................................7
8.)  ADJUSTMENTS............................................................7
9.)  CHANGE IN CONTROL......................................................7
       (a) Change in Control................................................7
       (b) Acceleration of Vesting..........................................8
       (c) Cash Payment for Options.........................................8
       (d) Limitation on Change in Control Payments.........................9
10.) RIGHTS AS STOCKHOLDER..................................................9
11.) NO OBLIGATION TO EXERCISE OPTION; MAINTENANCE OF
     RELATIONSHIP...........................................................9
12.) WITHHOLDING TAXES......................................................9
13.) PURCHASE FOR INVESTMENT; RIGHTS OF HOLDER ON SUBSEQUENT
     REGISTRATION..........................................................10
14.) MARKET STANDOFF.......................................................10
15.) MODIFICATION OF OUTSTANDING OPTIONS...................................10
16.) FOREIGN EMPLOYEES.....................................................11
17.) APPROVAL OF SHAREHOLDERS..............................................11
18.) LIQUIDATION...........................................................11
19.) RESTRICTIONS ON ISSUANCE OF SHARES....................................11
20.) TERMINATION AND AMENDMENT OF THE PLAN.................................12
21.) MODIFICATIONS TO THE PLAN.............................................12
22.) INDEMNIFICATION.......................................................12
23.) GENERAL PROVISIONS....................................................12



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                               ULTRA PAC, INC.
                           1997 STOCK OPTION PLAN


     1.)   Purposes.

     The principal purposes of the Ultra Pac. Inc. (the "Corporation") 1997 Stock Option Plan (the "Plan") are: (a) to improve individual performance by providing long-term incentives and rewards to certain employees, directors and/or consultants of the Corporation; (b) to assist the Corporation in attracting, retaining and motivating certain employees, directors and/or consultants with experience and ability; and (c) to align the interests of such persons with those of the Corporation's shareholders.

     Options granted under this Plan may either be Incentive Stock Options qualified under Section 422 of the Code or Non-Qualified Stock Options.

     2.)   Definitions.

     For purposes of this Plan, the following terms shall have the meanings indicated below:

     (a) "Capital Stock" - any of the Corporation's authorized but unissued shares of voting common stock, no par value designation.

     (b) "Code" - the Internal Revenue Code of 1986, as amended from time to time.

     (c) "Committee" - a committee consisting solely of not less than two members of the Board of Directors of the Corporation who are "Non-Employee Directors" within the meaning of and to the extent required by the general rules and regulations promulgated pursuant to Section 16 of the Exchange Act (the "Section 16 Regulations"). The term "Committee" shall refer to the Board of Directors of the Corporation during such times as no committee is appointed by the Board of Directors.

     (d) "Corporation" - Ultra Pac. Inc., a Minnesota corporation, and any of its Subsidiaries or its Parent.

     (e)   "Exchange Act" - the Securities Exchange Act of 1934, as amended.

     (f)   "Fair Market Value" - the price per share determined as follows:
     (a) if the security is listed for trading on one or more national securities exchanges or is quoted on the NASDAQ National Market System, the reported last sales price on such principal exchange or system on the date in question (if such security shall not have been traded on such principal exchange on such date, the reported last sales price on such principal exchange on the first day prior thereto on which such security was so traded); or (b) if the security is not listed for trading on a national securities exchange and is not quoted on the NASDAQ National Market System but is quoted on the NASDAQ Small Cap System or is otherwise traded in the over-the-counter market, the mean of the highest and lowest bid prices for such security on the date in question (if there are no such bid prices for such security on such date, the mean of the highest and lowest bid prices on the first day prior


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     thereto on which such prices existed); or (c) if neither (a) nor (b)is applicable, by any means deemed fair and reasonable by the Committee (as defined above), which determination shall be final and binding on all parties.

     (g) "Incentive Stock Option" - an option defined in Section 422 of the Code to purchase shares of the Capital Stock of the Corporation. Incentive Stock Options granted hereunder are intended to qualify as "incentive stock options" under the Code. If any provision of this Plan is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with the Incentive Stock Options granted under this Plan being treated as incentive stock options under the Code.

     (h) "Non-Qualified Stock Option" - an option to purchase Capital Stock of the Corporation not intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.

     (i) "Option" - the term shall refer to either an Incentive Stock Option or a Non-Qualified Stock Option.

     (j) "Option Agreement" - a written agreement pursuant to which the Corporation grants an option to an Optionee and sets the terms and conditions of the Option.

     (k) "Option Date" - the date upon which an Option Agreement for an Option granted pursuant to this Plan is duly executed by or on behalf of the Corporation.

     (l) "Option Stock" - the voting common stock of the Corporation (subject to adjustment as described in Section 8) reserved for Options pursuant to this Plan, or any other class of stock of the Corporation which may be substituted therefor by exchange, stock split or otherwise.

     (m) "Optionee" - an officer, management level employee, other employee, consultant, or director of the Corporation or one of its Subsidiaries to whom an option has been granted under the Plan.

     (n) "Plan" - this Ultra Pac. Inc. 1997 Stock Option Plan, as amended hereafter from time to time.

     (o) A "Subsidiary" - any corporation in an unbroken chain of corporations beginning with the Corporation, if, at the time of granting the option, each of the corporations other than the last corporation in the chain owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain. The term shall include any subsidiaries which become such after adoption of this Plan.

     (p) A "Parent" - a corporation that directly, or indirectly through related corporations, owns more than fifty percent (50%) of the voting power of the shares entitled to vote for directors of the Corporation. The term shall include a corporation which becomes such after adoption of this Plan.


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     (q)   "Securities Act" - the Securities Act of 1933, as amended.

     3.)   Option Stock Available Under Plan.

     The Corporation's authorized Capital Stock in an amount equal to 500,000 shares is hereby made available, and shall be reserved for issuance under this Plan. The aggregate number of shares available under this Plan shall be subject to adjustment on the occurrence of any of the events and in the manner set forth in Section 8. Except as provided in Section 8, in no event shall the number of shares reserved be reduced below the number of shares issuable upon exercise of outstanding Options. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares, shall (unless the Plan shall have been terminated) become available for other Options under the Plan.

     4.)   Administration.

     The Plan shall be administered by the Committee. The Corporation shall grant Options pursuant to the Plan upon determinations of the Committee as to which of the eligible persons shall be granted Options, the number of shares to be optioned and the term during which any such Options may be exercised. The Committee may from time to time adopt rules and regulations for carrying out the Plan and shall have authority and discretion to interpret and construe any provision of the Plan. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan shall be final and conclusive. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan.

     5.)   Eligibility for Incentive Stock Options.

     Incentive Stock Options may only be granted to an officer, management level employee or other employee of the Corporation or any of its Subsidiaries. A director of the Corporation who is not also an employee shall not be eligible to receive an Incentive Stock Option. In selecting the employees to whom Incentive Stock Options shall be granted, as well as determining the number of shares subject to each Option, the Committee shall take into consideration such factors as it deems relevant in connection with accomplishing the purposes of the Plan.

     (a)   For any calendar year, the aggregate Fair Market Value
     (determined at the Option Date) of the stock with respect to which any Incentive Stock Options are exercisable for the first time by any individual employee (under all Incentive Stock Option plans of the Corporation, the Parent, and all Subsidiary corporations) shall not exceed $100,000 (or such other amount as may be prescribed by the Code from time to time).

     (b) Subject to the provisions of Section 3, an employee who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine.

     (c) No Incentive Stock Option may be granted under this Plan later than the expiration of ten (10) years from the effective date of the Plan.


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     (d)   To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Option Stock with respect to which the Incentive Stock Options are exercisable for the first time by a recipient during any calendar year (under the Plan and any other incentive stock option plans of the Corporation or any Subsidiary or Parent) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options will be treated as NonQualified Stock Options. The determination will be made by taking Incentive Stock Options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.

     6.)   Eligibility Non-Qualified Stock Options.

     Non-Qualified Stock Options may be granted only to an officer, director, management level employee, other employee or consultant of the Corporation or a Subsidiary. No further restrictions are placed on the Committee in determining eligibility for granting Non-Qualified Stock Options.

     7.)   Terms and Conditions of Options.

     Whenever the Committee shall designate an Optionee, it shall communicate to the Secretary of the Corporation the name of the Optionee, the number of shares to be optioned and such other terms and conditions as it shall determine, not inconsistent with the provisions of this Plan. The President or other officer of the Corporation shall then enter into an Option Agreement with the Optionee, complying with and subject to the following terms and conditions and setting forth such other terms and conditions of the Option as determined by the Committee:

     (a)   Number of Shares and Option Price.

     The Option Agreement shall state the total number of shares to which it pertains. The price of Option Stock for an Incentive Stock Option, shall be not less than one hundred percent (100%) of the Fair Market Value of the Option Stock at the Option Date. The price of the Option Stock for a Non-Qualified Stock Option shall be determined by the Committee and may be less than the Fair Market Value at the Option Date. In the event an Incentive Stock Option is granted to an employee, who, at the Option Date, owns more than ten percent (10%) of the total combined voting power of all classes of the Corporation's stock then outstanding, the price of the shares of common stock which will be covered by such Option shall be at least one hundred ten percent (110%) of the Fair Market Value of the common stock at the Option Date. The Option price shall be subject to adjustment as provided in Section 8 hereof.

     (b)   Time and Manner of Exercise of Option.

     The vesting and time of exercise of each Option shall be determined from time to time by the Committee and shall be set forth in the Option Agreement with each Optionee. Notwithstanding the foregoing, no option may be exercised after ten (10) years from the


                                      4.



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     date on which the option was granted; provided that no incentive stock option granted to a 10% Holder may be exercised after five (5) years from the date on which it was granted.

     (c)   Termination of Employment. Except Death or Disabilitv.

     In the event that an employee or director Optionee shall cease to be employed by the Corporation for any reason other than his or her death, disability or "for cause," such Optionee shall have the right to exercise any vested outstanding Options which were exercisable at the time of termination of employment at any time within three (3) months after the termination of the employee or until the earlier date of termination thereof under this Plan or the Option Agreement. Any vested Options not exercised within the three (3) month period shall terminate at the expiration of such period. In the event that a consultant Optionee shall cease to be engaged by the Corporation for any reason, all Options held by such Optionee shall immediately terminate. In the event that an employee Optionee shall be terminated "for cause" including but not limited to: (i) willful breach of any agreement entered into with the Corporation; (ii) misappropriation of the Corporation's property, fraud, embezzlement, breach of fiduciary duty, other acts of dishonesty against the Corporation; or (iii) conviction of any felony or crime involving moral turpitude, the Option shall terminate as of the date of the Optionee's termination of employment.

     (d)   Death or Disability of Optionee.

     If an employee Optionee shall die or become disabled within the definition of Section 22(e)(3) of the Code: (i)while in the employ of the Corporation or any Subsidiary or (ii) while any Options remain exercisable pursuant to paragraph (c) of this section after the termination of his or her employment with the Corporation or any Subsidiary as provided in paragraph
     (c) of this section (other than "for cause"), and in either case shall not have fully exercised his or her vested Options, any vested Options granted pursuant to the Plan which were exercisable at the date of termination of employment shall be exercisable only within six (6) months following his or her death or date of disability or until the earlier originally stated expiration thereof. In the case of death, such Option shall be exercised pursuant to subparagraph (e) of this Section by the person or persons to whom the Optionee's rights under the Option shall pass by the Optionee's will or by the laws of descent and distribution, and only to the extent that such Options were exercisable at the time of death.

     (e) Transfer of Option. Each Incentive Stock Option granted hereunder shall not be transferable by the Optionee other than by will or by the laws of descent and distribution, and shall be, during the Optionee's lifetime, exercisable only by the Optionee or Optionee's guardian or legal representative. Each Non-Qualified Stock Option granted hereunder may be transferred by the Optionee to a member of the Optionee's immediate family, to a trust established for the benefit of the Optionee or a member of the Optionee's immediate family, or to a charitable non-profit organization. Except as permitted by the preceding sentences, each Option granted under the Plan and the rights and privilege thereby conferred shall not be transferred, assigned or pledged in any way (whether by operation of law or otherwise), and shall not be subject to execution,

                                      5.

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     attachment or similar process. Upon any attempt to so transfer, assign, pledge or otherwise dispose of the Option, or of any right or privilege conferred thereby, contrary to the provisions of the Option or the Plan, or upon levy of any attachment or similar process upon such rights and privileges, the Option, and such rights and privileges, shall immediately become null and void. A transfer of Non-Qualified Stock Options under the terms of the Plan may result in the termination of the Company's eligibility to register option stock under the Securities Act and Optionees should make inquiry as to eligibility for registration prior to exercising any Option.

     (e)   Manner of Exercise of Options.

     An Option may be exercised, in whole or in part, at such time or times and with such rights with respect to such shares which have accrued and are in effect. Such Option shall be exercisable only by: (i) written notice to the Corporation of intent to exercise the Option with respect to a specified number of shares of stock; (ii) tendering the original Option Agreement to the Corporation; and (iii) payment to the Corporation of the amount of the Option purchase price for the number of shares of stock with respect to which the Option is then exercised. Payment of the Option purchase price may be made in cash (including certified check, bank draft or postal or express money order), or by any other method of payment which the Committee shall approve and, in the case of an Incentive Stock Option, which shall not be inconsistent with the provisions of Section 422 of the Code; provided, however, that there shall be no such exercise at any one time as to fewer than 100 shares (or such lesser number of shares as the Committee may from time to time determine in its discretion) or all of the remaining shares then purchasable by the Optionee or person exercising the Option. When shares of stock are issued to the Optionee pursuant to the exercise of an Option, the fact of such issuance shall be noted on the Option Agreement by the Corporation before the Option Agreement is returned to the Optionee. When all shares of Optioned stock covered by the Option Agreement have been issued to the Optionee, or the Option shall expire, the Option Agreement shall be canceled and retained by the Corporation.

     (f)   Option Certificate.

     The Board of Directors shall have discretion to issue a certificate representing an Option granted pursuant to this Plan. Such certificate shall be surrendered to the Corporation upon exercise of the Option.

     (g)   Delivery of Certificate.

     Except where shares are held for unpaid withholding taxes, between fifteen (15) and thirty (30) days after receipt of the written notice and payment specified above, the Corporation shall deliver to the Optionee certificates for the number of shares with respect to which the Option has been exercised, issued in the Optionee's name; provided, however, that such delivery shall be deemed effected for all purposes when the Corporation, or the stock transfer agent for the Corporation, shall have deposited such certificates in the United States mail, postage prepaid, addressed to the Optionee and the address specified in the written notice of exercise.

                                      6.




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     (h)   Other Provisions.

     The Option Agreements under this Section shall contain such other provisions as the Committee shall deem advisable.

     8.)   Adjustments.

     In the event that the outstanding shares of the common stock of the Corporation are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which Options may be granted under the Plan and as to which outstanding Options or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the participant shall be maintained as before the occurrence of such event; such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Option Price per share. No such adjustment shall be made which shall, within the meaning of any applicable sections of the Code, constitute a modification, extension or renewal of an Option or a grant of additional benefits to a participant.

     If the Corporation is a party to a merger, consolidation, reorganization or similar corporate transaction and if, as a result of that transaction, its shares of common stock are exchanged for: (i) other securities of the Corporation or (ii) securities of another corporation which has assumed the outstanding options under the Plan or has substituted for such Options its own Options, then each Optionee shall be entitled (subject to the conditions stated herein or in such substituted Options, if any), in respect of that Optionee's Options, to purchase that amount of such other securities of the Corporation or of such other corporation as is sufficient to ensure that the value of the Optionee's Options immediately before the corporate transaction is equivalent to the value of such Options immediately after the transaction, taking into account the Option Price of the Option before such transaction, the fair market value per share of the common stock immediately before such transaction and the fair market value immediately after the transaction, of the securities then subject to that Option (or to the option substituted for that Option, if any). Upon the happening of any such corporate transaction, the class and aggregate number of shares subject to the Plan which have been heretofore or may be hereafter granted under the Plan shall be appropriately adjusted to reflect the events specified in this clause.

     9.)   Change in Control.

     (a)   Change in Control.

     For purposes of this Section 9(a), a "Change in Control" of the Corporation will mean (i) the sale, lease, exchange or other transfer of substantially all of the assets of the Corporation (in one transaction or in a series of related transactions) to a person or entity that is not controlled, directly or indirectly, by the Corporation, (ii)a merger or consolidation to which the Corporation is a party if the stockholders of the Corporation immediately prior to effective date of such merger or consolidation do not have

                                      7.


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     "beneficial ownership" (as defined in Rule 13d-3 under the Exchange
     Act) immediately following the effective date of such merger or consolidation of more than 80% of the combined voting power of the surviving corporation's outstanding securities ordinarily having the right to vote at elections of directors, or (iii) a change in control of the Corporation of a nature that would be required to be reported pursuant to
     Section 13 or 15(d) of the Exchange Act, whether or not the Corporation is then subject to such reporting requirements, including, without limitation, such time as (1) any person becomes, after the effective date of the Plan, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40% or more of the combined voting power of the Corporation's outstanding securities ordinarily having the right to vote at elections of directors, or (2) individuals who constitute the Board of Directors on the effective date of the Plan cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors comprising the Board on the effective date of the Plan will, for purposes of this clause (2), be considered as though such persons were a member of the Board of Directors on the effective date of the Plan.

     (b)   Acceleration of Vesting.

     Without limiting the authority of the Committee under Section 4 of the Plan, if a Change in Control of the Corporation occurs, then, if approved by the Committee in its sole discretion either in an agreement evidencing an Option grant at the time of grant or at any time after the grant of an Option, all Options will become immediately exercisable in full and will remain exercisable in accordance with the terms of the Plan; provided, however, that a recipient of Incentive Stock Options may elect that such acceleration of vesting not apply with respect to some or all of the Incentive Stock Options granted to him by so notifying the Committee in writing within three (3) business days of being notified of the Committee's actions pursuant to this Section 9(b).

     (c)   Cash Payment for Options.

     If a Change in Control of the Corporation occurs, then the Committee in its sole discretion either in an agreement evidencing an Option grant at the time of grant or at any time after the grant of an Option, and without the consent of any Option recipient effected thereby, may determine that some or all recipients holding outstanding Options will receive, with respect to and in lieu of some or all of the shares of Option Stock, as of the effective date of any such Change in Control of the Corporation, cash in an amount equal to the excess of the Fair Market Value of such shares either immediately prior to the effective date of such Change in Control of the Corporation or, if greater, determined on the basis of the amount paid as consideration by the other party(ies) to the Change in Control transaction over the exercise price per share of such Options.




                                      8.



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     (d)   Limitation on Chance in Control Payments.

     Notwithstanding anything in Section 9(b) or 9(c) of the Plan to the contrary, if the Corporation is then subject to the provisions of Section 280G of the Code, and if the acceleration of the vesting of an Option as provided in Section 9(b) or the payment of cash in exchange for all or part of an Option as provided in Section 9(c) (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b)(2) of the Code), together with any other payments which such recipient has the right to receive from the Corporation or any corporation that is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Corporation is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the payments to such recipient pursuant to Section 9(b) or 9(c) will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if such recipient is subject to a separate agreement with the Corporation or a Subsidiary which specifically provides that payments attributable to one or more forms of employee stock incentives or to payments made in lieu of employee stock incentives will not reduce any other payments under such agreement, even if it would constitute an excess parachute payment, then the limitations of this Section 9(d) will, to that extent, not apply.

     10.)  Rights as Stockholder.

     An Optionee shall not, by reason of any Option granted hereunder, have any right of a stockholder of the Corporation with respect to the shares covered by his or her Option until such shares shall have been issued to the Optionee.

     11.)  No Obligation to Exercise Option: Maintenance of Relationship.

     The granting of an Option shall impose no obligation upon the Optionee to exercise such Option. Nothing in the Plan or in any Option Agreement entered into pursuant hereto shall be construed to confer upon any Option holder any right to continue as an employee, consultant or member of the Corporation's Board of Directors or interfere in any way with the right of the Corporation to terminate his or her relationship with the Corporation at any time.

     12.)  Withholding Taxes.

     Whenever under the Plan shares of Option Stock are to be issued upon exercise of the Options granted hereunder and prior to the delivery of any certificate or certificates for said shares by the Corporation, the Corporation shall have the right to require the Optionee to remit to the Corporation an amount sufficient to satisfy any federal and state withholding or other employment taxes resulting from such exercise. In the event that withholding taxes are not paid within five days after the date of exercise, to the extent permitted by law the Corporation shall have the right, but not the obligation, to cause such withholding taxes to be satisfied by reducing the number of shares of stock deliverable or by offsetting such withholding taxes against amounts otherwise due from the Corporation to the Optionee. If withholding taxes are paid by


                                      9.

reduction of the number of shares deliverable to Optionee, such shares shall be valued at the Fair Market Value as of the fifth business day following the date of exercise.

     13.) Purchase for Investment: Rights of Holder on Subsequent Registration.

     Unless the shares to be issued upon exercise of an Option granted under the Plan have been effectively registered under the Securities Act, the Corporation shall be under no obligation to issue any shares covered by any Option unless the person who exercises such Option, whether such exercise is in whole or in part, shall give a written representation and undertaking to the Corporation which is satisfactory in form and scope to counsel for the Corporation and upon which, in the opinion of such counsel, the Corporation may reasonably rely, that he or she is acquiring the shares issued to him or her pursuant to such exercise of the Option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act, or any other applicable law, and that if shares are issued without such registration a legend to this effect may be endorsed on the securities so issued and a "stop transfer" restriction may be placed in the stock transfer records of the Corporation. In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the Securities Act or other applicable statutes any shares with respect to which an Option shall have been exercised, or to qualify any such shares for exemption from the Securities Act or other applicable statutes, then the Corporation shall take such action at its own expense and may require from each participant such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances under which they were made.

     14.) Market Standoff.

     To the extent requested by the Corporation and any underwriter of securities of the Corporation in connection with a firm commitment underwriting, no holder of any shares of Option Stock will sell or otherwise transfer any such shares not included in such underwriting, or not previously registered pursuant to a registration statement filed under the Securities Act, during the one hundred and twenty (120) day period following the effective date of the registration statement filed with the Securities and Exchange Commission in connection with such offering.

     15.) Modification of Outstanding Options.

     The Committee may accelerate the exercisability of an outstanding Option and may authorize modification of any outstanding Option with the consent of the Optionee when and subject to such conditions as are deemed to be in the best interests of the Corporation and in accordance with the purposes of the Plan.


                                     10.

     16.) Foreign Employees.

     Without amending the Plan, the Committee may grant Options to eligible employees who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Commiittee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes the Committee may make such modification, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries in which the Corporation operates or has employees.

     17.) Approval of Shareholders.

     This Plan is expressly subject to approval of the Corporation's shareholders, and if it is not so approved on or before twelve (12) months after the date of adoption of this Plan by the Board of Directors, the Plan shall not come into effect and any Options granted pursuant to this Plan shall be deemed canceled.

     18.) Liquidation.

     Upon the complete liquidation of the Corporation, any unexercised Options theretofore granted under this Plan shall be deemed canceled, except as otherwise provided in Section 8 in connection with a merger, consolidation or reorganization of the Corporation.

     19.) Restrictions on Issuance of Shares.

     Notwithstanding the provisions of Section 7, the Corporation may delay the issuance of shares covered by the exercise of any Option and the delivery of a certificate for such shares until one of the following conditions shall be satisfied:

     (a) The shares with respect to which the Option has been exercised are at the time of the issue of such shares effectively registered under applicable Federal and state securities acts as now in force or hereafter amended; or

     (b) A no-action letter in respect of the issuance of such shares shall have been obtained by the Corporation from the Securities and Exchange Commission and any applicable state securities commissioner; or

     (c) Counsel for the Corporation shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares are exempt from registration under applicable federal and state securities acts as now in force or hereafter amended.

     It is intended that all exercise of Options shall be effective, and the Corporation shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Corporation shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issue of shares in respect of which any option may be exercised.


                                     11.

     20.) Termination and Amendment of the Plan.

     This Plan shall terminate ten (10) years after the date the Plan is adopted by the Board or the Corporation's shareholders, whichever is earlier, or at such earlier time as the Board of Directors shall determine. Any termination shall not affect any Options then outstanding under the Plan. The Plan shall also terminate at such earlier date that Options with respect to all shares of Option Stock have been granted and exercised.

     21.) Modifications to the Plan.

     The Board may make such modifications of the Plan as it shall deem advisable, but may not, without further approval of the stockholders of the Corporation, except as provided in Section 8 hereof, (a) increase the number of shares reserved for Options under this Plan, (b) change the manner of determining the Option price for Incentive Stock Options, (c) increase the maximum term of the Options provided for herein, or (d) change the class of persons eligible to receive Options under the Plan.

     22.) Indemnification.

     In addition to such other rights of indemnification as they may have and subject to limitations of applicable law, the members of the Committee shall be indemnified by the Corporation against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any rights granted thereunder and against all amounts paid to them in settlement thereof or paid by them in satisfaction of a judgment of any such action, suit or proceeding. The Committee member or members shall notify the Corporation in writing, giving the Corporation an opportunity at its own cost to defend the same before such Committee member or members undertake to defend the same on their own behalf.





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                                     12.

     23.) General Provisions.

     (a) If any day on or before which action under the Plan must be taken falls on a Saturday, Sunday, or legal holiday, such action may be taken on the next succeeding day not a Saturday, Sunday or legal holiday.

     (b) To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by and construed under the laws of the State of Minnesota.

Adopted by the Board of Directors: November 13, 1997

     IN WITNESS WHEREOF, the undersigned hereby acknowledges that the Corporation has caused this document to be finalized and approved as the "Ultra Pac. Inc. 1997 Stock Option Plan" as of this 4th day of December ,1997.

                                                ULTRA PAC, INC.



                                                By  /s/ Calvin S. Krupa
                                                   ----------------------------
                                                   Calvin S. Krupa


                                                   Its:  Chief Executive Officer
Approved by the Shareholders:                           ------------------------
                              ---------,----.




                                     13.